EXECUTION COPY


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement, dated May 22, 2003 (this "Agreement"), is entered into by and PVI Holding, LLC, a Delaware limited liability company ("Holding"), Presence in Media, LLC, a Delaware limited liability company ("PiM", and together with Holding, "Assignors") and PVI Virtual Media Services, LLC, a Delaware limited liability company ("Assignee").

                                   WITNESSETH:

         WHEREAS, the Assignors and Assignee have entered into a limited liability company agreement, dated the same date hereof ("LLC Agreement"), for the purpose of forming Assignee;

         WHEREAS, pursuant to the LLC Agreement, the Assignors have agreed to contribute cash, common stock of Princeton Video Image, Inc. ("PVI"), warrants to purchase shares of PVI's common stock, secured convertible notes plus interest and other property as specified in Schedule B of the LLC Agreement (the "Contributed Property") in exchange for the Percentage Interests (as defined in the LLC Agreement) in the Assignee as specified in Schedule A attached hereto;

         NOW THEREFORE, in consideration for such membership interest in the Company, the Assignors and Assignee agree as follows:

         1. Assignment. Each Assignor does hereby contribute, assign, transfer and convey to the Assignee all of such Assignor's right, title and interest in and to the Contributed Property, including but not limited to those set forth in Schedule B attached hereto.

         2. Assumption. Assignee hereby accepts the foregoing assignments and assumes and agrees to be bound by all of the terms and conditions of each Contributed Property, as if the Assignee had been in the position or a party ab initio in place of the respective Assignor of such Contributed Property. Assignee shall succeed to the rights and interests of the relevant Assignors under the Contributed Property.

         3. Representations and Warranties.

              (a) Each Assignor represents, warrants and covenants that, other than the Contributed Property, neither itself nor its Affiliates (as defined in the LLC Agreement) own or hold, directly or indirectly, any equity or debt interest in PVI or any of PVI's subsidiaries.

              (b) Each Assignor represents, warrants and covenants that the

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transactions contemplated herein are not taken with the view of distributing securities pursuant to a public offering as defined in Section 4(2) of the U.S. Securities Act of 1933, as amended.

         4. Successors and Assigns. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Assignors and the Assignee, respectively.

         5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         6. Cooperation. Assignors and Assignee each agree that at any time and from time to time, upon the request, Assignors and Assignee each will execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request of either or both Assignors or either Assignors may reasonably request of the Assignee in order to obtain the benefits of this Agreement and of the rights and powers herein granted.

         7. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, and all of said counterparts when taken together shall constitute one and the same instrument. This Assignment may be delivered via facsimile, and a signed Assignment delivered via facsimile shall be deemed an original for all purposes.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Assignors and Assignee have caused their duly authorized representatives to execute this Agreement as of the date first written above.



                                         ASSIGNORS:

                                         PVI HOLDING, LLC



                                         By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                         PRESENCE IN MEDIA, LLC



                                         By:
                                             ----------------------------------
                                               Name:
                                               Title:


                                         ASSIGNEE:

                                         PVI VIRTUAL MEDIA SERVICES, LLC



                                         By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE A


                                     MEMBERS


        NAME AND BUSINESS ADDRESS                          PERCENTAGE INTEREST
        -------------------------                          -------------------

PVI Holding, LLC                                                  63%
1111 Stewart Avenue
Bethpage, New York 11714

Presence in Media, LLC                                            37%
c/o Presencia en Medios, S.A. de C.V.
Palmas #735-206
Mexico DF 11000
Mexico

                                                                      SCHEDULE B


1. 4,000,000 shares of common stock of Princeton Video Image, Inc. held by PVI Holding, LLC.

2. 3,881,146 shares of common stock of Princeton Video Image, Inc. held by Presence in Media, LLC, including the interest in 535,671 shares held in escrow pursuant to the Reorganization Agreement dated December 28, 2000 among Presencia en Medios, S.A. de C.V. ("Presencia"), Presence in Media, LLC, Eduardo Sitt, David Sitt, Roberto Sonabend, PVI and others.

3. Amended and Restated Convertible Promissory Note, dated February 18, 2003, issued by Princeton Video Image, Inc. to PVI Holding, LLC plus accrued interest thereon from the date of issuance.

4. Convertible Promissory Note, dated February 18, 2003, issued by Princeton Video Image, Inc. to Presencia and endorsed by Presencia to the order of Presence in Media, LLC, plus accrued interest thereon from the date of issuance.

5. Convertible Promissory Note, dated March 20, 2003, issued by Princeton Video Image, Inc. to Presencia and endorsed by Presencia to the order of Presence in Media, LLC, plus accrued interest thereon from the date of issuance.

6. Convertible Promissory Note, dated April 4, 2003, issued by Princeton Video Image, Inc. to Presencia and endorsed by Presencia to the order of Presence in Media, LLC, plus accrued interest thereon from the date of issuance.

7. Note Purchase and Security Agreement, dated as of June 25, 2002, between Princeton Video Image, Inc. and PVI Holding, LLC.

8. Note Purchase and Security Agreement, dated February 18, 2003, among Princeton Video Image, Inc., Presencia and PVI Holding, LLC, as amended and assigned by Presencia to Presence in Media, LLC.

9. Guaranteed Loan Agreement, dated May 23, 2003, between Presencia and Publicidad Virtual, S.A. de C.V. ("Publicidad"), assigned by Presencia to Presence in Media, LLC.

10. Intercreditor Agreement, dated as of February 18, 2003, between PVI Holding, LLC and Presencia.

11. Amended and Restated Warrant Certificate, dated as of June 25, 2002, issued to PVI Holding, LLC; 12,794,206.537 Warrants. This warrant expires on June 25, 2006 and has an exercise price of $7.00 per share.


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12.      Warrant Certificate, dated April 7, 2003, issued to PVI Holding, LLC for 106,329 shares. This warrant expires on December 16, 2006 and has an exercise price of $6.53 per share.

13. Warrant Certificate, dated April 7, 2003, issued to PVI Holding, LLC for 2,658 shares. This warrant expires on April 3, 2006 and has an exercise price of $9.43 per share.

14. Amended and Restated Warrant Certificates, dated April 7, 2003 and issued by Princeton Video Image, Inc. to Presencia, each of which has attached thereto an instrument of assignment thereof by Presencia to Presence in Media, LLC (a list of these series of warrants is set forth below).


                                                                                     Exercise
       Description of Warrant            No. of Shares       Expiration Date          Price
       ----------------------            -------------       ---------------          -----
Sale PVI Warrant, Warrant Group F             287                 1/1/11              $6.22
Sale PVI Warrant, Warrant Group G             930          Seventh anniversary       $15.56
                                                           of the Commencement
                                                            Date as defined in
                                                            Warrant 120 dated
                                                                 8/23/94
Sale PVI Warrant, Warrant Group H-1          7,363                5/9/07              $2.89
Sale PVI Warrant, Warrant Group H-2          9,008               6/14/08              $3.93
Sale PVI Warrant, Warrant Group H-3          7,326               5/27/08              $5.81
Sale PVI Warrant, Warrant Group H-4           166                 8/8/08              $7.24
Sale PVI Warrant, Warrant Group H-5            40                7/21/09              $8.04
Sale PVI Warrant, Warrant Group H-6           133                 4/3/06              $9.43
Sale PVI Warrant, Warrant Group I-1          3,715               6/14/08              $3.93
Sale PVI Warrant, Warrant Group I-2          3,949               5/27/08              $5.81
Sale PVI Warrant, Warrant Group I-3           110                7/21/09              $8.04
Sale PVI Warrant, Warrant Group J            1,329               9/20/10              $3.04
Sale PVI Warrant, Warrant Group K            1,329               12/20/09             $1.79
Cablevision "Shadow" Warrant                500,000              9/20/08              $7.00
(Issued at Closing, Sept. 20, 2001)

15. Amended and Restated Warrant Certificates, dated April 7, 2003 and issued by Princeton Video Image, Inc. to Presence in Media, LLC (a list of these series of warrants is set forth below).


                                                                                     Exercise
          Warrant Holder                    No. of Shares     Expiration Date         Price
          --------------                    -------------     ---------------         -----
Merger PVI Warrant, Warrant Group A            101,013            12/16/06            $6.53
Merger PVI Warrant, Warrant Group B            135,693            4/15/08             $6.22
Sale PVI Warrant, Warrant Group C               5,050             9/30/09             $3.50
Sale PVI Warrant, Warrant Group D               14,704             3/1/10             $6.22
Sale PVI Warrant, Warrant Group E               50,507            10/22/10            $4.71
Sale PVI Warrant, Warrant Group F               5,447              1/1/11             $6.22
Merger PVI Warrant, Warrant Group G             17,678      Seventh anniversary      $15.56
                                                              of Commencement
                                                             Date as defined in
                                                             warrant 120 issued
                                                               to Blockbuster
                                                              Video on 8/23/94
Merger PVI Warrant, Warrant Group H-1          139,893             5/9/07             $2.89
Merger PVI Warrant, Warrant Group H-2          171,151            6/14/08             $3.93
Merger PVI Warrant, Warrant Group H-3          139,198            5/27/08             $5.81
Merger PVI Warrant, Warrant Group H-4           3,157              8/8/08             $7.24
Merger PVI Warrant, Warrant Group H-5            755              7/21/09             $8.04
Merger PVI Warrant, Warrant Group H-6           2,525             4/30/06             $9.43
Merger PVI Warrant, Warrant Group I-1           70,585            6/14/08             $3.93
Merger PVI Warrant, Warrant Group I-2           75,036            5/27/08             $5.81
Merger PVI Warrant, Warrant Group I-3           2,086             7/21/09             $8.04
Merger PVI Warrant, Warrant Group J             25,253            9/20/10             $3.04
Merger PVI Warrant, Warrant Group K             25,253            12/20/09            $1.79